Exhibit A

     AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

Payment Date: 15 October 2004.

Calculation Date: 8 October 2004.

(i) ACCOUNT ACTIVITY SUMMARY (Between Calculation Dates)

	Prior Balance	Deposits	Withdrawals	Balance on Calculation Date
	9-Sep-04			8-Oct-04

Lessee Funded Account	0.00	0.00	(0.00)	0.00
Expense Account (note ii)	3,654,555.45	8,351,523.99	(6,992,154.06)	5,013,925.38
Collection Account (note iii)	83,630,503.92	72,006,246.13	(23,630,503.92)	132,006,246.13
- Miscellaneous Reserve	-			-
- Maintenance Reserve	60,000,000.00			60,000,000.00
- Security Deposit	-			-
- Other Collections (net of interim withdrawals)	23,630,503.92			72,006,246.13
Total	87,285,059.37	80,357,770.12	(30,622,657.98)	137,020,171.51

(ii) ANALYSIS OF EXPENSE ACCOUNT ACTIVITY

Balance on preceding Calculation Date (September 9, 2004)	3,654,555.45
Transfer from Collection Account (previous Payment Date)	8,345,444.55
Transfer from Collection Account (interim deposit)	0.00
Interest Earned during period	6,079.44
Payments during period between prior Calculation Date and the relevant Calculation Date:
- Payments on previous Payment Date	(2,778,537.76)
- Other payments	(4,213,616.30)
Balance on relevant Calculation Date (October 8, 2004)	5,013,925.38

(iii) ANALYSIS OF COLLECTION ACCOUNT ACTIVITY

Balance on preceding Calculation Date (September 9, 2004)	83,630,503.92

Note 1:

Collections include (a) proceeds received in respect of the sale of three MD11 aircraft ($39 million), three DC9-32 aircraft and two DC8-71F aircraft, and (b) $5,428,044 received from GE Capital under the Tax Sharing Agreement in respect of utilisation by GE Capital of tax losses of Airplanes Group US companies for the year ended 31 December 2003.

Collections during period (Note 1)	72,006,246.13
Swap receipts (previous Payment Date)	0.00
Transfer to Expense Account (previous Payment Date)	(8,345,444.55)
Transfer to Expense Account (interim withdrawal)	0.00
Net transfer to Lessee Funded Accounts	0.00
Aggregate Certificate Payments (previous Payment Date)	(12,689,305.21)
Swap payments (previous Payment Date)	(2,595,754.16)
Balance on relevant Calculation Date (October 8, 2004)	132,006,246.13

     AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

(iii) ANALYSIS OF COLLECTION ACCOUNT ACTIVITY (Cont'd)

	ANALYSIS OF CURRENT PAYMENT DATE DISTRIBUTIONS
	Priority of Payments
(i)	Required Expense Amount	12,000,000.00
(ii)	a) Class A Interest	2,755,043.93
	b) Swap Payments	2,408,097.91
(iii)	First Collection Account Top-up	60,000,000.00
(iv)	Minimum Hedge Payment	0.00
(v)	Class A Minimum Principal (Note 2)	59,857,029.67
(vi)	Class B Interest	0.00
(vii)	Class B Minimum Principal	0.00
(viii)	Class C Interest	0.00
(ix)	Class D Interest	0.00
(x)	Second Collection Account Top-up	0.00
(xi)	Class A Principal Adjustment Amount	0.00
(xii)	Class C Scheduled Principal	0.00
(xiii)	Class D Scheduled Principal	0.00
(xiv)	Modification Payments	0.00
(xv)	Soft Bullet Note Step-up Interest	0.00
(xvi)	Class E Minimum Interest	0.00
(xvii)	Supplemental Hedge Payment	0.00
(xviii)	Class B Supplemental Principal	0.00
(xix)	Class A Supplemental Principal	0.00
(xx)	Class D Outstanding Principal	0.00
(xxi)	Class C Outstanding Principal	0.00
(xxii)	Class E Supplemental Interest	0.00
(xxiii)	Class B Outstanding Principal	0.00
(xxiv)	Class A Outstanding Principal	0.00
(xxv)	Class E Accrued Unpaid Interest	0.00
(xxvi)	Class E Outstanding Principal	0.00
(xxvii)	Charitable Trust	0.00
Total Payments with respect to Payment Date		137,020,171.51
Less Collection Account Top-Ups ((iii) and (x) above)		(60,000,000.00)
		77,020,171.51

Note 2:
The class A minimum principal amount arrears are $119,619,003.24 following the payment of $59,857,029.67 on October 15, 2004.

AIRPLANES Group Report to Certificateholders
All numbers in US$ unless otherwise stated

(iv) PAYMENT ON THE CERTIFICATES
(a) FLOATING RATE CERTIFICATES	A-6	A-8	A-9	Class B
Applicable LIBOR	1.76000%	1.76000	1.76000%	1.76000%
Applicable Margin	0.34000%	0.37500%	0.55000%	0.75000%
Applicable Interest Rate	2.10000%	2.13500%	2.31000%	2.51000%
Interest Amount Payable
- Charge in current period on outstanding principal balance	65,877.26	1,245,416.67	1,443,750.00	474,483.91
- Charge in current period on interest arrears	N/A	N/A	N/A	7,843.27
- Accrued & unpaid interest from prior periods	N/A	N/A	N/A	3,749,769.63
	65,877.26	1,245,416.67	1,443,750.00	4,232,096.81
Interest Amount Payment	65,877.26	1,245,416.67	1,443,750.00	0.00

Step Up Interest Amount Payable (Note 3)	N/A	303,542.54	N/A	N/A

Opening Principal Balance	37,644,148.79	700,000,000.00	750,000,000.00	226,844,897.35
Minimum Principal Payment Amount	37,644,148.79	22,212,880.88	0.00	0.00
Adjusted Principal Payment Amount	0.00	0.00	0.00	0.00
Supplemental Principal Payment Amount	0.00	0.00	0.00	0.00
Total Principal Distribution Amount	37,644,148.79	22,212,880.88	0.00	0.00
Redemption Amount
- amount allocable to principal	0.00	0.00	0.00	0.00
- premium allocable to premium	0.00	0.00	0.00	0.00
Outstanding Principal Balance (October 15, 2004)	0.00	677,787,119.12	750,000,000.00	226,844,897.35

Note 3:
Step-up interest on Airplanes Group's subclass A-8 notes is payable at point (xv) in the Priority of Payments. To the extent that step-up interest is not paid, it will accrue in accordance with the terms of the subclass A-8 notes. Available cashflows were not sufficient to allow payment of step-up interest on any payment day to date. Total step-up interest accrued and unpaid on Airplanes Group's subclass A-8 notes at October 15, 2004 was $5,619,444.44. Interest on unpaid step-up interest (also payable at point (xv) in the Priority of Payments) accrued and unpaid at October 15, 2004 was $92,466.14.

AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

(iv) PAYMENT ON THE CERTIFICATES
(b) FIXED RATE CERTIFICATES	Class C	Class D
Applicable Interest Rate	8.1500%	10.8750%
Interest Amount Payable
- Charge in current period on outstanding principal balance	2,375,979.69	3,580,412.50
- Charge in current period on interest arrears	166,390.84	338,032.29
- Accrued & unpaid interest from prior periods	24,499,264.83	37,300,114.37
	27,041,635.36	41,218,559.16
Interest Amount Payment	0.00	0.00

Opening Principal Balance	349,837,500.00	395,080,000.00
Scheduled Principal Payment Amount	0.00	0.00
Redemption Amount	0.00	0.00
- amount allocable to principal	0.00	0.00
- amount allocable to premium	0.00	0.00
Actual Pool Factor	0.9329000	0.9877000
Outstanding Principal Balance (October 15, 2004)	349,837,500.00	395,080,000.00

Table of rescheduled Pool Factors in the event of a partial redemption	n/a	n/a

     AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

(v) FLOATING RATE CERTIFICATE INFORMATION FOR NEXT INTEREST ACCRUAL PERIOD (Aggregate Amounts)
	A-6	A-8	A-9	Class B
Applicable LIBOR	1.87000%	1.87000%	1.87000%	1.87000%
Applicable Margin	0.34000%	0.37500%	0.55000%	0.75000%
Applicable Interest Rate	2.21000%	2.24500%	2.42000%	2.62000%

(vi) CURRENT PERIOD PAYMENTS PER $100,000 Initial Outstanding Principal Balance of Certificates)
(a)	FLOATING RATE CERTIFICATES

		A-6	A-8	A-9	Class B
	Opening Principal Amount	376.44	7,000.00	7,500.00	2,268.45
	Total Principal Payments	(376.44)	(222.13)	0.00	0.00
	Closing Outstanding Principal Balance	0.00	6,777.87	7,500.00	2,268.45

	Total Interest Payment	0.66	12.45	14.44	0.00
	Total Premium	0.00	0.00	0.00	0.00

(b) FIXED RATE CERTIFICATES
	Class C	Class D
Opening Principal Amount	3,498.38	3,950.80
Total Principal Payments	0.00	0.00
Outstanding Principal Balance	3,498.38	3,950.80

Total Interest Payment	0.00	0.00
Total Premium	0.00	0.00